CONSULTING GEOLOGIST AGREEMENT

THIS AGREEMENT is made as of this 21th day of May, 2014

BETWEEN:

NRC EXPLORATION LLC., a Nevada corporation having a business address at

50 West Liberty Street, Suite 880, Reno, NV., 89501, (hereafter “NRC”)

OF THE FIRST PART

AND:

JASON K. McLAUGHLIN, a Professional Geologist having a residence at 51-2565 Whiteley Court, North Vancouver B.C., V7J 2R5, (hereafter “McLaughlin”)

OF THE SECOND PART

RECITALS

WHEREAS, NRC and the McLaughlin have entered into a Geological Consultant Letter Agreement, dated May 16, 2014, and;

WHEREAS, NRC has advised McLaughlin to prepare a technical report on the Donald mineral claim located in Omineca Mining District of the Provence of British Columbia, and;

WHEREAS, NRC desires to grant additional duties and responsibilities to McLaughlin with respect to the Donald mineral claim.

AGREEMENT

NOW THEREFORE, in consideration of the sum of $10.00 delivered by each party to the other party, the receipt of which is acknowledged, and other such valuable considerations, the parties hereby agrees as follows:

DUTIES AND RESOONSIBILITIES OF THE CONSULTANT

1.

Upon payment by NRC to McLaughlin of amounts due pursuant to the Geological Consultant Letter Agreement, NRC hereby requires that;

a)

Upon NRC’s approval and funding of an exploration program that McLaughlin conduct such mineral exploration programs as are recommended by him, and;

b)

upon the completion of any of the aforesaid programs, McLaughlin prepare a written technical report on the outcomes of any exploration program and make recommendations with respect to further exploration programs, if any.

2

Payment of the costs of preparing a technical report on the outcomes of any exploration program conducted by McLaughlin and recommendations, if any, for further mineral exploration programs on the Donald mineral property shall be included in the costs of such exploration programs recommended by McLaughlin.

ENTIRE AGREEMENT

3

This Agreement and the aforesaid Geological Consultant Letter Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

AMENDMENT

3.

This Agreement may not be changed orally but only by an agreement in writing, by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

ENUREMENT

4.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

GOVERNING LAW

5.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada and the parties irrevocably attorn to the jurisdiction of the said State.

HEADINGS

6.

The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

TIME OF THE ESSENCE

7.

Time shall be of the essence in the performance of this Agreement.

COUNTERPARTS

8.

This Agreement may be executed in any number of identical counterparts which shall constitute an original and collectively and separately constitute a single instrument or agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day, month and year first above written.

NRC EXPLORATION LLC.

Per /s/ Misael Velasco Aguirre

     Misael Velasco Aguirre, Manager

Per /s/ Jason K. McLaughlin

/s/

      Jason K. McLaughlin

(witness)